EXHIBIT 10.1

[Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request. Copies of this exhibit containing the omitted information have been filed separately with the Securities and Exchange Commission. The omitted portions of this document are marked with a ***.]

AMENDMENT NO. 6 TO MACROMEDIA FLASH COMMUNICATION
SERVER LICENSE AGREEMENT

This Amendment No. 6 (“Amendment 6”) to the Macromedia Flash Communication Server License Agreement by and between VitalStream, Inc. (“Licensee”), a Delaware corporaation with its principal place of business at One Jenner, Suite 100, Irvine, California 92618 and Adobe Systems Incorporated, a Delaware corporation with its principal place of business at 345 Park Avenue, San Jose, CA 95110-2704 (“Adobe”), is effective as of December 1, 2006 (the “Amendment 6 Effective Date”).

WHEREAS, the parties entered into the Macromedia Flash Communication Server License Agreement dated as of November 17, 2003 (the “Original Agreement”), as amended by (a) Amendment No. 1 to the Original Agreement dated as of March 2004 (“Amendment 1”), (b) Amendment No. 2 to the Original Agreement dated as of March 2004 (“Amendment 2”), (c) Amendment No. 3 to the Original Agreement dated as of August 6, 2004 (“Amendment 3”), (d) Amendment No. 4 to the Original Agreement dated as of March 1, 2005 (“Amendment “), and (e) Amendment No. 5 to the Original Agreement dated as of December 30, 2005. All of the foregoing amendments together with the Original Agreement, shall be referred to herein as the “Agreement”; and

WHEREAS, the parties desire to expand their business relationship;

NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Except as expressly provided herein, all capitalized terms used in this Amendment 6 but not otherwise defined herein shall have the meanings given such terms in the Agreement and, unless otherwise specified, references to Sections refer to Sections of the Agreement.

1.	Sections 2(A) and 2(B) of the Agreement are hereby deleted in their entirety and replaced with the following:

“A. License Fees. Starting with the Amendment 6 Effective Date and at each annual anniversary of the Amendment 6 Effective Date thereafter during the Term, Licensee shall pay Adobe an annual, non-cancelable and non-refundable prepayment of the license fees payable by Licensee for use of the Service (each, a “Prepayment Fee”). Each annual Prepayment Fee shall be applied, on a monthly basis, against the license fees payable by Licensee for use of the Service during the applicable month, which license fees consist of either (i) the Customer License Fee, or (ii) the Minimum Transfer Fee (each as defined below), whichever is greater during such month, measured on a per-Customer basis. Except for the amount of Carryover Amount (as defined below), to which the following shall not apply, the Prepayment Fee actually paid by Licensee to Adobe shall determine the price point for the Customer License Fee and the Minimum Transfer Fee payable during the applicable twelve-month period to which the Prepayment Fee applies, as such price points are set out in the table below.

Annual Commitment	Customer License Fee	Minimum Transfer Fee
$ ***	***	***
$ ***	***	***
$ ***	***	***
$ ***	***	***
$ ***	***	***
$ ***	***	***
$ ***	***	***
$ ***	***	***

Either or both of the Customer License Fee and/or the Minimum Transfer Fee may be referred to herein as a “License Fee”.

i.
For each Customer, to the extent the Minimum Transfer Fees for a given month exceeds the Customer License Fee for such month, then Licensee shall pay the Minimum Transfer Fee in lieu of the Customer License Fee for that particular Customer, for that particular month.

ii.
“Customer License Fee” means all fees that Licensee receives from Customers for the use of the Service, including but not limited to monthly revenue for actual usage, commitments, coverage, and setup fees, multiplied by the applicable percentage set out in the table in this Section 2(A).

iii.
If Licensee does not elect a Prepayment Fee for each subsequent twelve-month period after the payment of the Initial Prepayment Fee by providing Adobe with written notice at least 30 days prior to the expiration of the then-current twelve month period, then the Prepayment Fee will be the same level as the prior twelve-month period.

iv.
During the Term, Licensee may remit to Adobe additional amounts of Prepayment Fee (“Additional Prepayment Fee”) at the end of any calendar quarter, provided that Licensee has provided at least 15 days prior written notice to Adobe of the payment of such Additional Prepayment Fee. If Licensee pays to Adobe an Additional Prepayment Fee, then as of the date that Adobe receives such Additional Prepayment Fee, the price points for the Customer License Fee and Minimum Transfer Fees payable during the remainder of then-current term shall be adjusted to reflect the price points applicable to the sum of the then-current Prepayment Fee and the Additional Prepayment Fee. For the avoidance of doubt, only License Fees payable by Licensee after the Additional Prepayment Fee has been received by Adobe shall be expended at the revised License Fee price points.

B. Prepayment Fee. The Prepayment Fee (including, for avoidance of doubt, the Initial Prepayment Fee and any Additional Prepayment Fee) is non-cancelable and non-refundable, (except for refunds made pursuant to Section 7 of the Agreement, as amended by Section 5 hereof; if the Prepayment Fee and, if applicable, any Additional Prepayment Fee, having not been fully expended, then Licensee shall be entitled to receive a refund in the amount of that portion of the Prepayment Fee, and, if applicable, any Additional Prepayment Fee, that had not been expended as of the date of such termination, which refund payment shall be made by Adobe to Licensee within 30 days of the date of termination, and any portion of the refund not paid within such 30 days shall be subject to a late charge of 1.5% per month of the maximum rate allowed by applicable law, whichever is less, on the overdue balance. Notwithstanding any refund of the Prepayment Fee, including any Additional Prepayment Fee, as described in the preceding sentence, Licensee shall continue to pay License Fees at the price points that were applicable to the Prepayment Fee and any Additional Prepayment Fee prior to the termination of the Agreement if Licensee continues to use the Software to provide the Service to Customers. Once the Prepayment Fee has been expended during a particular twelve-month term or in the event of any refund of Prepayment Fee as described directly above, for the remainder of that term, Licensee shall remit to Adobe the applicable License Fees payable by Licensee in accordance with the payment instructions set out in Section 3 of the Agreement.

i.
Prepayment Fee Election. Licensee hereby elects a Prepayment Fee of $*** (“Initial Prepayment Fee”) for the first twelve-month period beginning on the Amendment 6 Effective Date (“Initial Amendment Term”).

ii.
Carryover Amount. Licensee may deduct from the Initial Prepayment Fee a total of $*** as a deduction for unexpended pre-paid royalties paid to Adobe under the Agreement prior to the Amendment 6 Effective Date (“Carryover Amount”). Licensee may only expend the Carryover Amount against License Fees payable during the Initial Amendment Term.

iii.	Initial Prepayment Fee Due Date. Licensee shall pay to Adobe the Initial Prepayment Fee minus the Carryover Amount ($*** - $*** = $***) as follows:

Amount	Due Date
$***	30 days from the Amendment 6 Effective Date
$***	270 days from the Amendment 6 Effective Date

iv.
Price Points during Initial Amendment Term. During the Initial Amendment Term, Licensee shall be entitled to (a) apply the portion of the Initial Prepayment Fee actually paid by Licensee ($***) against License Fees at the following price points (1) Customer License Fees at ***%, or (2) Minimum Transfer Fees at $*** per GB, provided, however the price points may be adjusted if Licensee makes an Additional Prepayment Fee, and (b) apply the portion of the Initial Prepayment Fee equal to the Carryover Amount ($***) against License Fees at the following price points (1) Customer License Fees at ***%, or (2) (i) Minimum Transfer Fees at $*** per GB or (ii) solely for the VIP Customers (pursuant to the terms of Section 5 of Amendment 5 and Exhibit E of Amendment 5), a Minimum Transfer Fees at $*** per GB. If Licensee makes an Additional Prepayment Fee, for the avoidance of doubt, only License Fees payable by Licensee after the Additional Prepayment Fee has been received by Adobe shall be expended at the revised License Fee price points (applicable to the sum of the then-in-effect Prepayment Fee plus the amount the of Additional Prepayment Fee).

2.	The last sentence of Section 2(C) of the Agreement is hereby deleted in its entirety.

3.	Section 2(D) of the Agreement is amended to add the following to the end of the sentence:

“Notwithstanding the foregoing or anything else herein to the contrary, Licensee may only expend the Carryover Amount against License Fees payable during the Initial Amendment Term.”

4.	Section 2(E) of the Agreement is hereby deleted in its entirety and replaced with the following:

“The License Fees include the fees payable for Maintenance and Support during the Term, which fees are non-refundable and non-cancelable (except in accordance with Section 7 of the Agreement, as amended by Section 5 hereof and Section 1.5(d)(iv), and Licensee shall be entitled to the pro rata portion of all Maintenance and Support fees paid by Licensee in respect of periods following the date of such termination, which refund payment shall be made by Adobe to Licensee within 30 days of the date of termination, and any portion of the refund not paid within such 30 days shall be subject to a late charge of 1.5% per month of the maximum rate allowed by applicable law, whichever is less, on the overdue balance) notwithstanding anything in this Agreement to the contrary. The portion of the License Fee applicable to Maintenance and Support is equal to twenty percent (20%) of the License Fee payable hereunder. For example, if License Fees are equal to $100,000 for a given month, of this amount $80,000 will be applicable to the fee for the license to the Software, and $20,000 will be applicable to the fee for Maintenance and Support. For the avoidance of doubt, Licensee shall be required to maintain Maintenance and Support during the term of this Agreement as of the Amendment 6 Effective Date.”

5.	The second sentence in Section 3 of the Agreement is hereby deleted in its entirety and replaced with the following:

“All payments to Adobe shall be made via wire transfer to: The Northern Trust Company 50 South LaSalle Street Chicago, IL 60675-1025 ABA#: 0710 0015 2.”

6.	The third and fourth sentence of Section 4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“The report shall be sent in MS Excel softcopy format to royalty@adobe.com. Licensee contact information for such report shall be Licensee’s Controller.”

7.	Section 6 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Subject to the payment by Licensee of all License Fees due hereunder, Adobe shall provide to Licensee, on an on-going basis during the Term, the Adobe Platinum Maintenance and Support set forth at http://www.adobe.com/support/programs/ (“Maintenance and Support”); provided, however if Licensee reasonably and in good faith disputes an invoice, Licensee shall advise Adobe of any such disputed invoice that it is withholding for payment prior to the applicable due date for payment, and Licensee is not entitled to withhold payment on such invoices if it has not provided Adobe with written notice of dispute (detailing the specific reasons for the dispute) within ten (10)

days of receipt of the applicable invoice. Furthermore Licensee is not entitled to withhold payment on any undisputed invoices or undisputed portions of any disputed invoice. Any payments that were disputed and payment withheld in accordance with the foregoing and later determined to be owed Adobe shall be paid promptly with interest accruing from the original due date of such amounts. Adobe shall provide to Licensee, on an on-going basis during the Term, updates and upgrades to the Software that Adobe makes generally commercially available at no additional charge to all other CDN providers at the same tier level. Licensee shall use reasonable efforts to update the Service with such updates or upgrades to the Software provided to Licensee by Adobe within a commercially reasonable time after Licensee first receives the applicable update or upgrade.”

8.	The first three sentences of Section 7 of the Agreement are hereby deleted in their entirety and replaced with the following:

“By executing this Amendment 6, the parties acknowledge and agree that the Term of the Agreement is extended for the duration of the Initial Amendment Term. Thereafter, Licensee will have the option to renew the Agreement for an additional twelve-month term by notifying Adobe of such election at least thirty days before the expiration of the Initial Amendment Term (“Renewal Term”). After the Renewal Term, the Agreement may only be renewed upon the mutual agreement of the parties and such renewal may be subject to new, mutually-agreed terms and conditions. Notwithstanding the Term, (a) if Licensee continues to so provide the Service to Customers, Licensee may expend any unused portion of the sum of any Prepayment Fee and Additional Prepayment Fee towards the payment of License Fees for a period of up to sixty (60) days after the date of expiration or termination of the Term; and (b) Licensee may continue to use the Software and the Macromedia Flash Communication Server to provide the Service to Customers, and to pay the fees outlined herein, under contracts with an unexpired term until the earlier of one year from termination of this Agreement or termination of each respective Customer contract, and as to such Customers this Agreement shall remain in effect until such expiration or termination.”

9.	Exhibit C of the Agreement is hereby deleted in its entirety.

10.
Exhibit E of the Agreement is hereby deleted in its entirety; provided, however, the terms and conditions shall remain in effect for the Initial Amendment Term solely with respect to applying the Carryover Amount as set forth in Section 2(B)(iv).

11.	Sections 1, 5, and 6 of Amendment 5 are hereby deleted in their entirety.

12.
Effect of Amendment. Except as otherwise modified herein, the Agreement (and each amendment thereto) shall continue in full force and effect until expiration or termination in accordance with its terms. In the event of any conflict, ambiguity, or inconsistency between the terms of this Amendment 6 and the terms of the Agreement, the terms of this Amendment 6 shall control. This Amendment 6 may be executed in any number of counterparts, all of which taken together will constitute a single instrument. Execution and delivery of this Amendment 6 may be evidenced by facsimile transmission.

The parties have caused this Amendment 6 to be executed by their respective duly authorized representatives as of the Amendment 6 Effective Date.

ADOBE SYSTEMS INCORPORATED	VITALSTREAM, INC.

By: /s/ Robert E. Salera	By: /s/ Philip N. Kaplan
(Signature)	(Signature)

Name: Robert E. Salera	Name: Philip N. Kaplan

Title: Senior Director	Title: President and COO